As filed with the Securities and Exchange Commission on September 29, 2009

Registration Nos. 333-148505 and 333-148505-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

FORD CREDIT FLOORPLAN CORPORATION	FORD CREDIT FLOORPLAN LLC
(Depositors for the Trusts described herein)

(Exact names of Co-Registrants as specified in their respective charters)

Delaware	38-2973806	Delaware	38-3372243
(State of Incorporation)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(I.R.S. Employer Identification No.)
c/o Ford Credit SPE Management Office c/o Ford Motor Credit Company LLC Suite 2407, 212-045 One American Road Dearborn, Michigan (313) 594-3495	48126	c/o Ford Credit SPE Management Office c/o Ford Motor Credit Company LLC Suite 2407, 212-045 One American Road Dearborn, Michigan (313) 594-3495	48126
(Address of Principal Executive Office of Co-Registrant)	Zip Code	(Address of Principal Executive Office of Co-Registrant)	Zip Code
________________

SUSAN J. THOMAS
Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
(313) 594-9876
(Name and Address of Agent for Service)
________________

Copy to:
JOSEPH P. TOPOLSKI
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-6233
________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration Statement Nos. 333-148505 and 333-148505-01

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this "Amendment") is being submitted on behalf of Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC (together, the "Co-Registrants") to amend the Co-Registrants' registration statement filed on January 24, 2008 (Commission File Nos. 333-148505 and 333-148505-01).  The purpose of this Amendment is (a) to replace the agreement originally filed as Exhibit 1.1 with the agreement attached as Exhibit 1.1 hereto, (b) to replace the agreements originally filed or incorporated as Exhibits 4.1, 4.2 and 99.1 with the respective agreements attached as Exhibits 4.1, 4.2 and 99.1 hereto, which new agreements reflect certain amendments to such agreements as described in the Form 8-K of the Co-Registrants filed on the date hereof, and (c) to add a new agreement as Exhibit 99.4 thereto which is described in said Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, including that the security rating requirement of Transaction Requirement B.5 will be met by the time of sale, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on September 29, 2009.

FORD CREDIT FLOORPLAN CORPORATION

By:	/s/ Marion B. Harris*
(Marion B. Harris, Chairman of the Board of Directors of Ford Credit Floorplan Corporation)

FORD CREDIT FLOORPLAN LLC

By:	/s/ Marion B. Harris*
(Marion B. Harris, Chairman of the Board of Managers of Ford Credit Floorplan LLC)

*By: /s/  Susan J. Thomas
(Susan J. Thomas, Attorney in Fact)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors of FORD CREDIT FLOORPLAN CORPORATION in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marion B. Harris* (Marion B. Harris)	Chairman of the Board of Directors and President and Treasurer (principal executive officer and principal financial officer)	September 29, 2009
/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Director and Controller (principal accounting officer)	September 29, 2009
/s/ Susan J. Thomas (Susan J. Thomas)	Director	September 29, 2009
*By: /s/ Susan J. Thomas (Susan J. Thomas, Attorney in Fact)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following managers of FORD CREDIT FLOORPLAN LLC in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marion B. Harris* (Marion B. Harris)	Chairman of the Board of Managers and President and Treasurer (principal executive officer and principal financial officer)	September 29, 2009
/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Manager and Controller (principal accounting officer)	September 29, 2009
/s/ Susan J. Thomas (Susan J. Thomas)	Manager	September 29, 2009
*By: /s/ Susan J. Thomas (Susan J. Thomas, Attorney in Fact)

* Susan J. Thomas has signed this Post-Effective Amendment No. 2 to the Registration Statement on behalf of Marion B. Harris and Jane L. Carnarvon pursuant to the authority granted to her by the Powers of Attorney filed on January 24, 2008 as Exhibit 24.1 in connection with the Registration Statement (Commission File Nos.  333-148505 and 333-148505-01).

EXHIBIT INDEX

Exhibit		Description
1.1	—	Form of Underwriting Agreement between the Depositor and the Representatives.*

4.1	—	Form of Indenture between the Trust and the Indenture Trustee.*

4.2	—	Form of Indenture Supplement (including forms of Notes).*

99.1	—	Form of Transfer and Servicing Agreement among the Depositor, the Servicer and the Trust.*

99.4	—	Form of Back-up Servicing Agreement among the Depositor, the Trust, the Back-up Servicer and the Servicer.*

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*           Filed herewith.